UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2010

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission

File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b) Resignation of Directors

On August 17, 2010, LeRoy T. Rahn resigned from his position on the Board of Directors of Arrowhead Research Corporation (the “Company”). Mr. Rahn’s resignation was not due to any disagreement with the Company or the Board relating to the Company’s operations, policies or practices.

(d) Appointment of Directors

On August 18, 2010, Dr. Mauro Ferrari was elected to the Company’s Board of Directors to fill the vacancy caused by the resignation of Mr. Rahn. Dr. Ferrari has been a member of the Company’s Scientific Advisory Board, and is a member of the Board of Directors of Leonardo Biosystems, Inc., a company in which the Company owns a minority interest holding of approximately 5%. It is expected that Dr. Ferrari will serve on the Board’s Audit, Nominating and Compensation Committees. In connection with his appointment to the Board, Dr. Ferrari was granted an option to purchase up to 200,000 shares of Company common stock, which option vests over a four-year period in lieu of the standard cash compensation normally paid to independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2010

ARROWHEAD RESEARCH CORPORATION

By:	/S/ KENNETH A. MYSZKOWSKI
Kenneth A. Myszkowski
Chief Financial Officer